SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2004

Everest Re Group, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	1-15731	Not Applicable

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

c/o ABG Financial & Management Services, Inc.
Parker House, Wildey Road
St. Michael, Barbados	Not Applicable

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 246-228-7398

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits
	Exhibit No	Description
	99.1	News Release of the registrant,
dated February 2, 2004

Item 12.    DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 2, 2004, the registrant issued a news release announcing its fourth quarter 2003 results. A copy of that news release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The news release furnished herewith contains information regarding the registrant’s operating income. Operating income differs from net income, the most directly comparable generally accepted accounting principle financial measure, only by the exclusion of realized gains and losses on investments. Management believes that presentation of operating income provides useful information to investors because it more accurately measures and predicts the registrant’s results of operations by removing the variability arising from the management of the registrant’s investment portfolio. In addition, management, analysts and investors use operating income to evaluate the financial performance of the registrant and the insurance industry in general.

In accordance with general instruction B.6 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 12 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EVEREST RE GROUP, LTD

By: /s/ STEPHEN L. LIMAURO
Stephen L. Limauro
Executive Vice President and Chief
Finanicial Officer

Dated: February 2, 2004

EXHIBIT INDEX

Exhibit
Number	Description of Document	Page No.

99.1	Press Release of the registrant, dated	5
	February 2, 2004